                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549

                                  ------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                Capital One Bank
                  (Originator of the Capital One Master Trust)
                                on behalf of the
                            Capital One Master Trust
                    (Issuer of the Asset Backed Certificates)
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Virginia                                         54-1719855
-----------------------------------------                   ------------------
(State of incorporation or organization)                       (IRS Employer
                                                            Identification No.)

      11013 West Broad Street Road
          Glen Allen, Virginia                                   23060
---------------------------------------                     -------------
(Address of principal executive offices)                      (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2) please check the following box.   [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                            Capital One Master Trust
         Class A Floating Rate Asset Backed Certificates, Series 1996-2
         Class A Floating Rate Asset Backed Certificates, Series 1996-3
        ---------------------------------------------------------------
                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.        Description of Registrant's Securities to be Registered.

               The description of the Class A Floating Rate Asset Backed Certificates, Series 1996-2 appearing under the captions entitled: "Summary of Series Terms"; "Summary of Series Provisions"; "Risk Factors"; "Maturity Considerations"; "The Receivables"; and "Series Provisions" in the Prospectus Supplement dated November 25, 1996 and "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Certain Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated November 25, 1996 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 8).

               The description of the Class A Floating Rate Asset Backed Certificates, Series 1996-3 appearing under the captions entitled: "Summary of Series Terms"; "Summary of Series Provisions"; "Risk Factors"; "Maturity Considerations"; "The Receivables"; and "Series Provisions" in the Prospectus Supplement dated December 11, 1996 and "Prospectus Summary"; "Risk Factors"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Certain Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated December 11, 1996 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 9).


Item 2.        Exhibits.

               Exhibit 1-- Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 1996-2.

               Exhibit 2-- Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 1996-3.

               Exhibit 3-- Pooling and Servicing Agreement (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 1994).

               Exhibit 4-- Standard Definitions and Provisions Annex dated December 5, 1996.

               Exhibit 5--        Series 1996-2 Supplement dated December 5,
                                  1996.

               Exhibit 6-- Standard Definitions and Provisions Annex dated December 18, 1996.

               Exhibit 7--        Series 1996-3 Supplement dated December 18,
                                  1996.

               Exhibit 8-- Prospectus Supplement dated November 25, 1996 together with the Prospectus dated November 25, 1996 (incorporated by reference to Prospectus Supplement and Prospectus filed with the Securities and Exchange Commission on November 25, 1996, pursuant to Rule 424(b)(5)).

               Exhibit 9-- Prospectus Supplement dated December 11, 1996 together with the Prospectus dated December 11, 1996 (incorporated by reference to Prospectus Supplement and Prospectus filed with the Securities and Exchange Commission on December 11, 1996, pursuant to Rule 424(b)(5)).

                                   SIGNATURE


                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Capital One Bank on behalf of the Capital One Master Trust has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                                CAPITAL ONE MASTER TRUST
                                                BY: CAPITAL ONE BANK




Date:  August 25, 1997                          By: /s/ Lee J. Jacobson
                                                  -------------------------
                                                   Name: Lee J. Jacobson
                                                   Title: Assistant Treasurer

INDEX TO EXHIBITS

Exhibit 1-- Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 1996-2.

Exhibit 2-- Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 1996-3.

Exhibit 3-- Pooling and Servicing Agreement (incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 1994).

Exhibit 4--      Standard Definitions and Provisions Annex dated December 5,
                 1996.

Exhibit 5--      Series 1996-2 Supplement dated December 5, 1996.

Exhibit 6--      Standard Definitions and Provisions Annex dated December 18,
                 1996.

Exhibit 7--      Series 1996-3 Supplement dated December 18, 1996.

Exhibit 8-- Prospectus Supplement dated November 25, 1996 together with the Prospectus dated November 25, 1996, (incorporated by reference to Prospectus Supplement and Prospectus filed with the Securities and Exchange Commission on November 25, 1996, pursuant to Rule 424(b)(5)).

Exhibit 9-- Prospectus Supplement dated December 11, 1996 together with the Prospectus dated December 11, 1996, (incorporated by reference to Prospectus Supplement and Prospectus filed with the Securities and Exchange Commission on December 11, 1996, pursuant to Rule 424(b)(5)).